UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

MATCH GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8750 North Central Expressway, Suite 1400, Dallas, TX	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, Sandra J. Martin was appointed Chief Accounting Officer of Match Group, Inc. (the “Registrant” or “Match Group”). Michael H. Schwerdtman, Vice President of Match Group, who previously served as Match Group’s principal accounting officer, resigned on March 1, 2017.

Ms. Martin, age 55, joined Match Group as Senior Vice President Finance in November 2016. Prior to joining Match Group, Ms. Martin served in various finance and accounting leadership roles for Tronc, Inc., a publicly-traded media company, from March 2014 to April 2016, most recently serving as Chief Financial Officer.  Prior to her tenure with Tronc, Inc., Ms. Martin served as Vice President, Corporate Controller for Belo Corporation, a publicly-traded media company, from February 2010 to February 2014. Ms. Martin began her career in public accounting and is a certified public accountant in the State of Texas.  She received a BBA in Accounting from the University of Texas at Arlington and earned an MBA in Finance from the TCU Neeley School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

	By:	/s/ JARED F. SINE
	Name:	Jared F. Sine
	Title:	General Counsel & Secretary

Date: March 6, 2017